EXHIBIT (E)(2)

                           THOMPSON PLUMB FUNDS, INC.
                     AMENDMENT TO THE DISTRIBUTION AGREEMENT

      THIS AMENDMENT dated as of the 21st day of March, 2007, to the Distribution Agreement, dated as of the 26th day of January, 2006, as amended August 2, 2006 (the "Distribution Agreement"), is entered by and among Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Corporation"), Quasar Distributors, LLC, a Delaware limited liability company ("Distributor") and Thompson Investment Management LLC, a Delaware limited liability company and the investment advisor to the Corporation (the "Advisor") is a party hereto with respect to Sections 5, 11 (B) and Exhibit B only.

                                    RECITALS

      WHEREAS, the parties have entered into a Distribution Agreement; and

      WHEREAS, the Corporation, the Advisor and the Distributor desire to amend said Distribution Agreement; and

      WHEREAS, Section 11 (B) of the Distribution Agreement allows for its amendment by a written instrument executed by the parties.

      NOW, THEREFORE, the parties agree as follows:

      Effective April 1, 2007, Thompson Investment Management LLC will be known as Thompson Investment Management, Inc., a Delaware corporation. Accordingly, effective April 1, 2007, all references to Thompson Investment Management LLC in this Distribution Agreement shall be replaced with Thompson Investment Management, Inc.

Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THOMPSON PLUMB FUNDS, INC.              QUASAR DISTRIBUTORS, LLC


By:                                     By:
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Name:                                   Name: James R. Schoenike
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Title:                                  Title: President
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THOMPSON INVESTMENT MANAGEMENT, LLC


By:
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Name:
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Title:
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